                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report

     Pursuant to Section 13 or 15 (D) of the Securities Exchange Act of 1934


                                  June 25, 2003
--------------------------------------------------------------------------------
                Date of Report (Date of earliest event reported)


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                            Arthur J. Gallagher & Co.
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             (Exact name of registrant as specified in its charter)

            Delaware                       1-9761                36-2151613
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(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
incorporation or organization)                               Identification No.)

                  Two Pierce Place, Itasca, Illinois 60143-3141
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               (Address of principal executive offices) (Zip code)

                                 (630) 773-3800
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              (Registrant's telephone number, including area code)


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              (Former name, former address and former fiscal year,
                         if changed since last report)

Item 5. Other Events.

     Beginning with the Form 10-Q filed by Arthur J. Gallagher & Co. (Gallagher) for the quarterly period ended March 31, 2003 (the "First Quarter 10-Q"), Gallagher has changed the way it reports segment information. For all periods ending on or prior to December 31, 2002, Gallagher had reported financial information for three operating segments, Brokerage, Risk Management and Financial Services, and a Corporate segment. Beginning in 2003, Gallagher's segment disclosures only report information for the three operating segments and no longer include information for Corporate. The identifiable assets and income and expense amounts that were previously reported in the Corporate segment are now allocated to the three operating segments. Consistent with the requirements of Statement of Financial Accounting Standards No. 131, "Disclosures About Segments of an Enterprise and Related Information," and to enhance comparability with prior periods, Gallagher is filing this Form 8-K for the purpose of providing financial statement and other historical financial information that show segment information as of and for the three year period ended December 31, 2002 on the new basis of segment reporting that was adopted by Gallagher in its First Quarter 10-Q.

     In addition to the foregoing, beginning with the First Quarter 10-Q, Gallagher has changed the way it reports commissions paid to sub-brokers on its retail property/casualty (P/C) brokerage business. Such commissions had been reported as other operating expenses in Gallagher's consolidated statements of earnings, but are now reported as offsets to gross revenues in the consolidated statements of earnings in order to conform to a more common industry practice. Accordingly, the consolidated financial statements included herein have been reclassified to conform to the current year presentation. This reclassification had no impact on the previously reported net earnings or stockholders' equity. The impact on total revenues and expenses of this reclassification is presented in the consolidated statements of earnings included herein.

Operating Segments

     Gallagher has identified three operating segments: Brokerage, Risk Management and Financial Services. The Brokerage segment represents three operating divisions: Retail Brokerage Services, Wholesale Brokerage Services and Gallagher Benefit Services. The Brokerage segment, for commission or fee compensation, places commercial P/C and employee benefit-related insurance on behalf of its customers. The Risk Management segment provides P/C and health claim third-party administration, loss control and risk management consulting and insurance property appraisals. Third-party administration is principally the management and processing of claims for self-insurance programs of Gallagher's clients or clients of other brokers. The Financial Services segment is responsible for managing Gallagher's diversified investment portfolio to maximize long-term after-tax returns.

     The two major sources of operating revenues for Gallagher are commissions from insurance brokerage operations and service fees primarily from risk management operations. Information with respect to all sources of revenue, by operating segment, for each of the three years in the period ended December 31, 2002, is as follows (in thousands):

                                       2002                     2001 *                   2000 *
                              ----------------------    ----------------------   ----------------------
                                               % of                     % of                      % of
                                 Amount       Total        Amount      Total        Amount       Total
                              -----------    -------    -----------   --------   -----------    -------
Commissions
    Brokerage                 $   662,857        63%    $   537,933       61%    $   472,878        61%
Fees
    Brokerage                     109,046        10%         62,342        7%         51,678         7%
    Risk Management               280,434        26%        263,612       30%        230,761        30%
Investment income and other
     Brokerage                      9,240         1%         12,070        1%         17,333         2%
     Risk Management                  817         -           1,084        -           1,534         -
     Financial Services            38,828         4%         45,947        5%         26,396         3%
                              -----------    ------     -----------   ------     -----------    ------
       Gross revenues           1,101,222       104%        922,988      104%        800,580       103%
Less brokerage                    (41,015)       (4%)       (34,959)      (4%)       (26,048)       (3%)
                              -----------    ------     -----------   ------     -----------    ------
       Total revenues         $ 1,060,207       100%    $   888,029      100%    $   774,532       100%
                              ===========    ======     ===========   ======     ===========    ======


--------------
* Restated to conform to the current year presentation. See Note 3 to the Consolidated Financial Statements.

     See Note 18 to the Consolidated Financial Statements for additional financial information, including earnings before income taxes and identifiable assets, by operating segment, for 2002, 2001 and 2000.

     During 2002 and 2001, Gallagher's total revenues and expenses increased sequentially from quarter-to-quarter within the calendar years, except for the second quarter of 2001 and the third quarter of 2002, the latter of which was negatively impacted by $28.9 million of investment write-downs. However, commission and fee revenues and the related expenses can vary from quarter-to-quarter as a result of the timing of policy inception dates that traditionally are heaviest in the third and fourth quarters. On the other hand, salaries and employee benefits, rent, depreciation and amortization expenses tend to be more uniform throughout the year. In addition, the timing of acquisitions accounted for as purchases will also impact the trends in Gallagher's quarterly operating results. See Note 17 to the Consolidated Financial Statements for unaudited quarterly operating results for 2002 and 2001.

Brokerage

     The Brokerage segment comprises the following operations: the Brokerage Services Division (BSD) and Gallagher Benefit Services (GBS). BSD encompasses two operating divisions: Retail Brokerage Services, Wholesale Brokerage Services

     BSD places insurance for and services commercial, industrial, institutional, governmental, religious and personal accounts throughout the United States and abroad. BSD acts as an agent in soliciting, negotiating and effecting contracts of insurance through insurance companies worldwide, as a broker in procuring contracts of insurance on behalf of insureds, and in setting up and managing self-insured programs. BSD has the capability to handle insurable risks and related coverages for all forms of property/casualty products. BSD also places surplus lines coverages, which are coverages for various specialized risks not available from insurance companies licensed by the states in which the risks are located. In addition, BSD's reinsurance intermediary operations place reinsurance coverages for its insurance company clients.

     GBS specializes in the management of employee benefit programs through fully insured and self-insured programs. GBS provides services in connection with the design, financing, implementation, administration and communication of compensation and employee benefit programs (including pension and profit-sharing plans, group life, health, accident and disability insurance programs and tax deferral plans), and provides other professional services in connection therewith.

     The primary source of Gallagher's compensation for its Brokerage segment is commissions paid by insurance companies which are usually based upon a percentage of the premium paid by insureds. Commission rates are dependent on a number of factors including the type of insurance, the particular insurance company and the capacity in which Gallagher acts. In some cases, Gallagher is compensated for brokerage or advisory services directly by fees from clients. Gallagher may also receive contingent commissions which are based on the estimated profit the underwriting insurance company earns and/or the overall volume of business placed by Gallagher in a given period of time. Occasionally, Gallagher shares commissions with other brokers who have participated with Gallagher in placing insurance or servicing insureds. GBS receives a fee for acting in the capacity of advisor and administrator with respect to employee benefit programs and receives commissions in connection with the placement of insurance under such programs.

Risk Management

     The Risk Management segment comprises two wholly-owned subsidiaries, Gallagher Bassett Services, Inc. (GB) and Gallagher Benefit Administrators, Inc.
(GBA).

     GB provides a full range of risk management services including claims management, risk control consulting services, information management, property appraisals on a totally integrated or select, stand-alone basis. GB provides these services for Gallagher's clients through a network of service offices located throughout the United States, Canada, England, Scotland and Australia.

     GB primarily markets its risk management services directly to clients on an unbundled basis independent of Gallagher. GB also markets these services to BSD's clients who are interested in P/C risk management related services.

     In connection with its risk management services, GB provides
"self-insurance" programs for large institutions, risk sharing pools and associations, and large commercial and industrial customers. Self-insurance, as administered by GB, is a program in which the client assumes a manageable portion of its insurance risks, usually (although not always) placing the less predictable and larger loss exposures with an insurance carrier that specializes in these less predictable exposures.

     GBA is a third-party administrator that serves the self-funded employee health benefit marketplace by integrating effective managed care and quality assurance programs with claims administration services. The employee health benefit services provided by GBA are, in many instances, directly supported by GBS.

     GB's and GBA's revenues for risk management services are substantially in the form of fees. These fees are typically negotiated in advance on an annual basis based upon the estimated volume of the services to be performed.

Financial Services

     Financial Services is primarily responsible for Gallagher's diversified investment portfolio which includes investment strategies--trading, marketable securities--trading, tax advantaged investments, real estate partnerships, an investment in Allied World Assurance Holdings, Ltd., venture capital equity investments, a minority investment in an alternative fund manager, notes receivable from investees, and an investment in an airplane leasing company that leases two cargo airplanes to the French postal service. Financial Services manages the invested assets of Gallagher in order to maximize the long-term after-tax return to Gallagher. See Note 4 to the Consolidated Financial Statements of Gallagher's for a summary of Gallagher's investments and notes receivable and for a summary of the assets and liabilities related to Gallagher's unconsolidated investment portfolio, accounted for using the equity method.

     Gallagher's equity investment philosophy generally consists of investing in tax advantaged investments and venture capital equity projects which take a long-term view toward private sale or public offering. Gallagher uses the limited partnership or limited liability company forms of legal ownership to fund many of its investments in order to obtain favorable tax treatment with respect to gains, losses and distributions, while limiting its liability. Based on the ownership structure of these investments, management believes that Gallagher's exposure to losses related to these investments is limited to the combination of its net carrying value, funding commitments, letters of credit and financial guarantees. In the event that certain of these limited partnerships or limited liability companies were to default on their debt obligations and Gallagher's net carrying value became impaired, the amount to be written-off could have a material effect on Gallagher's consolidated financial position or operating results. See Note 4 and Note 15 to the Consolidated Financial Statements for a summary of outstanding letters of credit, financial guarantees and funding commitments and Note 7 for a summary of outstanding debt and contingent commitments.

Selected Financial Data

     The following selected consolidated financial data for each of the five years in the period ended December 31, 2002 have been derived from Gallagher's consolidated financial statements. Such data should be read in conjunction with Gallagher's audited Consolidated Financial Statements and related notes thereto.

                                                                      Year Ended December 31, (1)
                                              ---------------------------------------------------------------------------
                                                  2002            2001            2000            1999            1998
                                              -----------     -----------     -----------     -----------     -----------
                                                                (In thousands, except per share and employee data)
Consolidated Statement of Earnings Data:
Commissions                                   $   662,857     $   537,933     $   472,878     $   440,828     $   421,256
Fees                                              389,480         325,954         282,439         235,879         213,360
Investment income and other                        48,885          59,101          45,263          39,230          24,980
                                              -----------     -----------     -----------     -----------     -----------
Gross revenues                                  1,101,222         922,988         800,580         715,937         659,596
Less brokerage                                    (41,015)        (34,959)        (26,048)        (16,735)        (15,517)
                                              -----------     -----------     -----------     -----------     -----------
Total revenues                                  1,060,207         888,029         774,532         699,202         644,079

Total expenses                                    874,865         746,176         640,793         572,178         560,913
                                              -----------     -----------     -----------     -----------     -----------
Earnings before income taxes                      185,342         141,853         133,739         127,024          83,166
Provision for income taxes                         55,603          16,597          40,784          43,784          16,287
                                              -----------     -----------     -----------     -----------     -----------
Net earnings                                  $   129,739     $   125,256     $    92,955     $    83,240     $    66,879
                                              ===========     ===========     ===========     ===========     ===========

Per Share Data:
Basic net earnings per share (2)              $      1.49     $      1.48     $      1.11     $      1.02     $       .83
Diluted net earnings per share (3)                   1.41            1.39            1.04             .97             .80
Dividends declared per common share (4)               .60             .52             .46             .40             .35

Share Data:
Shares outstanding at year end                     88,548          85,111          84,540          82,157          81,169
Weighted average number of common shares
  outstanding                                      87,303          84,795          83,558          81,678          80,757
Weighted average number of common and
  common equivalent shares outstanding             91,861          90,127          88,967          85,606          83,973

Consolidated Balance Sheet Data:
Total assets                                  $ 2,463,574     $ 2,145,342     $ 1,626,771     $ 1,364,302     $ 1,243,946
Long-term debt less current portion               128,349          96,698         103,856          13,900          15,500
Total stockholders' equity                        528,155         371,613         328,900         260,801         268,668

Return on Beginning Stockholders'
  Equity (5)                                           35%             38%             36%             31%             28%

Employee Data:
Number of employees at year end                     7,111           6,499           5,714           5,344           5,128
Total gross revenue per employee (6)          $       155     $       142     $       140     $       134     $       129
Net earnings per employee (6)                 $        18     $        19     $        16     $        16     $        13

----------
(1) Restated to conform to the current year presentation. See Note 3 to the Consolidated Financial Statements.

(2) Based on the weighted average number of common shares outstanding during the year.

(3) Based on the weighted average number of common and common equivalent shares outstanding during the year.

(4) Based on the total dividends declared on a share of common stock outstanding during the entire year.

(5) Represents annual net earnings divided by stockholders' equity as of the beginning of the year.

(6)  Based on the number of employees at year end.

Results Of Operations -- Segment Information

     As discussed in Note 18 to the Consolidated Financial Statements, Gallagher operates in three business segments; Brokerage, Risk Management and Financial Services.

Brokerage

     Total revenues for this segment increased $162.7 million, or 28%, to $740.1 million in 2002. Total domestic revenues were up $134.9 million, or 26%, to $661.0 million in 2002 and total foreign revenues, principally in the United Kingdom, Australia and Bermuda, were up $27.8 million, or 54%, to $79.2 million in 2002. These increases are due principally to new business, renewal rate increases and the effect of acquisitions accounted for as purchases that were made in the fourth quarter of 2001 and throughout 2002, partially offset by lost business. Earnings before income taxes increased $31.2 million, or 27%, to $148.7 million in 2002 due primarily to the new business production and rate increases mentioned above.

     Total revenues increased $61.5 million, or 12%, to $577.4 million in 2001. This increase is due primarily to new business production offset partially by lost business and a $5.6 million reduction in interest income generated from the float on fiduciary funds in 2001. The decrease in the fiduciary interest income is due to the decrease in short-term interest rates during 2001. Total domestic revenues were up $53.6 million, or 11%, to $526.1 million in 2001 and total foreign revenues, principally in the United Kingdom, Australia and Bermuda, were up $8.0 million, or 18%, to $51.3 million in 2001. These increases are due primarily to new business production offset partially by lost business. Earnings before income taxes increased $20.0 million, or 21%, to $117.5 million in 2001 principally as a result of increased revenues.

Risk Management

     Total revenues for this segment increased $16.6 million, or 6%, to $281.3 million in 2002 due primarily to new business production substantially offset by reductions in existing business volume and by lost business. Total domestic revenues were up $14.3 million, or 6%, to $256.7 million in 2002 and total foreign revenues, principally from the United Kingdom and Australia, were up $2.2 million, or 10% to $24.5 million in 2002. The slowdown in total revenue growth from historical double-digit percentages to recent single-digit percentages, is primarily the result of the events of September 11, 2001, combined with a general economic slowdown in the United States. GB provides services to several airline, hospitality and restaurant-related clients, all of whose businesses were particularly hard hit following September 11th. Because those clients experienced declines in their business, including reductions in their headcount, the rate of increase in new GB claim counts slowed, and for some clients, actual claim counts decreased from the same period in 2001. In addition, the hard market had an unfavorable impact on GB as several of its managing general agent programs were unable to renew their coverages in the reinsurance marketplace during 2002. GB's 2002 operating results were also negatively impacted by several insurance carrier insolvencies in 2002 and 2001. As GB's revenues are generally based on the number of new claims it handles, the reduction in claims has had a direct impact on revenue. As revenues slow, expenses in the short-term do not experience the same immediate reduction. The net result of the above is that earnings before income taxes for the segment of $31.5 million in 2002 were flat compared to 2001.

     Total revenues were up $32.4 million, or 14%, to $264.7 million in 2001 due to strong new business production and favorable retention rates on existing business. Total domestic revenues were up $32.0 million, or 15%, to $242.4 million in 2001 and total foreign revenues, principally from the United Kingdom and Australia, were up $382,000, or 2%, to $22.3 million in 2001 due primarily to new business and substantially less lost business than in 2000. Earnings before income taxes of $31.3 million in 2001 were flat compared to 2000.

Financial Services

     Total revenues for this segment decreased $7.1 million, or 15%, to $38.8 million in 2002. This decrease is primarily due to the following previously discussed items:

  . Other-than-temporary impairments that resulted from the sharp decline in the equity markets during 2002, most of which occurred in the third quarter. During 2002, Gallagher recognized other-than-temporary impairments of $10.6 million in the consolidated statements of earnings related to its marketable securities portfolio.

  . An unrealized loss of $425,000 that was recognized in the third quarter of 2002 related to reclassifying the marketable securities portfolio from available for sale to trading.

  . Aggregate write-downs of loans and equity holdings of $19.6 million related to venture capital investments that were recognized in 2002. In addition, Gallagher incurred a $3.6 million loss in 2002 on the sale of a venture capital investment.

  . The $3.0 million loss that was recognized by Gallagher in the fourth quarter of 2002 through the equity method of accounting for Asset Alliance Corporation's (AAC) write-down of its investment in Beacon Hill.

  . A one-time gain of $4.5 million generated from the sale of land by Harmony that was recognized in the first quarter of 2001.

     These decreases are partially offset by installment gains from the sales of Gallagher's interests in limited partnerships that operate synthetic fuel facilities that were completed in the third and fourth quarters of 2001 and the first and fourth quarters of 2002. These installment gains increased $22.9 million, or 195%, to $34.6 million in 2002. In addition, the $11.8 million gain on the sale of a portion of Gallagher's minority interest in AAC also offset the 2002 decreases discussed above.

     Earnings before income taxes increased $12.2 million, or 175%, to $5.2 million in 2002. This increase is primarily due to the $14.9 million reduction in the operating expenses of alternative energy partnerships, the $22.9 million increase in installment gains and the $11.8 million gain on the sale of a portion of Gallagher's minority interest in AAC, all of which were significantly offset by the impairments and write-downs discussed above.

     Total revenues increased $19.6 million, or 74%, to $45.9 million in 2001 due primarily to realized gains of $2.8 million generated from Gallagher's investment strategies and marketable securities portfolios, increased installment gains on the alternative energy sale transactions discussed above and to income generated from commitment fees paid to Gallagher for providing letters of credit and financial guarantees to three of its investees. Also contributing to the increase in total revenues was income from real estate ventures related to the $4.5 million gain from Harmony mentioned above and the $2.4 million gain recognized on the sale of a benefits administration book of business in 2001.

     Earnings before income taxes decreased $11.5 million, or 255%, to a loss of $7.0 million in 2001 due primarily to the increase in operating expenses of alternative energy partnerships of $21.1 million in 2001, which represents Gallagher's portion of the production costs associated with the operations of the synthetic fuel facilities. The increase in these expenses in 2001 relates to the production costs incurred by the alternative energy partnerships that generated a substantial portion of the tax credits earned by Gallagher in 2001. The tax credits generated by these investments are included in the provision for income taxes, which is not allocated to Gallagher's operating entities. The impact of the increase in operating expenses of alternative energy partnerships on 2001 earnings before income taxes was partially offset by the revenue increases discussed above.

Information Concerning Forward-Looking Statements

     This current report contains forward-looking statements within the meaning of that term in the Private Securities Litigation Reform Act of 1995 (the "Act") found at Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Additional written or oral forward-looking statements may be made by Gallagher from time to time in filings with the Securities and Exchange Commission (SEC), press releases, or otherwise. Statements contained in this report that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Act. Forward-looking statements may include, but are not limited to, discussions concerning revenues, expenses, earnings, cash flow, capital structure, financial losses, as well as market and industry conditions, premium rates, financial markets, interest rates, foreign exchange rates, contingencies and matters relating to Gallagher's operations and income taxes. In addition, when used in this report, the words "anticipates," "believes," "should," "estimates," "expects," "intends," "plans" and variations thereof and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are based on available current market and industry material, experts' reports and opinions and long-term trends, as well as management's expectations concerning future events impacting Gallagher.

     Forward-looking statements made by or on behalf of Gallagher are subject to risks and uncertainties, including but not limited to the following: Gallagher's commission revenues are highly dependent on premiums charged by insurers, which are subject to fluctuation; lower interest rates reduce Gallagher's income earned on invested funds; the alternative insurance market continues to grow which could unfavorably impact commission and favorably impact fee revenue; Gallagher's revenues vary significantly from period to period as a result of the timing of policy inception dates and the net effect of new and lost business production; the general level of economic activity can have a substantial impact on Gallagher's renewal business; Gallagher's operating results, returns on investments and financial position may be adversely impacted by exposure to various market risks such as interest rate, equity pricing, foreign exchange rates and the competitive environment, and changes in income tax laws. Gallagher's ability to grow has been enhanced through acquisitions, which may or may not be available on acceptable terms in the future and which, if consummated, may or may not be advantageous to Gallagher. Accordingly, actual results may differ materially from those set forth in the forward-looking statements.

     Readers are cautioned not to place undue reliance on any forward-looking statements contained in this report, which speak only as of the date set forth on the signature page hereto. Gallagher undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after such date or to reflect the occurrence of anticipated or unanticipated events.

Item 7. Exhibits.

   23.1      Consent of Ernst & Young LLP, independent auditors.

   99.1      Gallagher's 2002 Audited Financial Statements.

                                    Signature

     Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on the 25th day of June, 2003.

                                         Arthur J. Gallagher & Co.


                                         /s/ Richard C. Cary
                                         ---------------------------------------
                                                      Richard C. Cary
                                         Controller and Chief Accounting Officer

                            Arthur J. Gallagher & Co.

                           Current Report on Form 8-K

                                  Exhibit Index

   23.1      Consent of Ernst & Young LLP, independent auditors.

   99.1      Gallagher's 2002 Audited Financial Statements.